UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
September 15, 2009

Kronos Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31763	76-0294959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective September 15, 2009, certain indirect operating subsidiaries of the registrant, namely Kronos Titan GmbH, Kronos Europe S.A./N.V., Kronos Titan AS, Titania AS, Kronos Norge AS, and Kronos Denmark ApS entered into a Fourth Amendment Agreement Relating to a Facility Agreement dated June 25, 2002 (the “Amendment”) with Deutsche Bank AG, as mandated lead arranger, Deutsche Bank Luxembourg S.A., as agent for the finance parties and security agent for the secured parties, and the lenders participating in the amended revolving credit facility.  The description of the Amendment set forth under Items 1.01 and 2.03 of the Current Report on Form 8-K that Kronos International, Inc. (Commission File No. 333-100047), a wholly owned subsidiary of the registrant, filed with the U.S. Securities and Exchange Commission on September 17, 2009 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kronos Worldwide, Inc.
(Registrant)

By: /s/ Gregory M. Swalwell
Date: September 16, 2009	Gregory M. Swalwell, Vice President, Finance and Chief Financial Officer